EXHIBIT 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, $0.001 par value per share, of Upexi, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  July 11, 2025

Attestor Value Master Fund LP
acting by Attestor Limited

By:	/s/ Jan-Christoph Peters
Name: Jan-Christoph Peters
Title: Authorised Attorney

Attestor Value Fund GP Limited

By:	/s/ Jan-Christoph Peters
Name: Jan-Christoph Peters
Title: Director

Attestor Capital Limited

By:	/s/ Jan-Christoph Peters
Name: Jan-Christoph Peters
Title: Director

Attestor Limited

By:	/s/ Jan-Christoph Peters
Name: Jan-Christoph Peters
Title: Authorised Attorney

/s/ Jan-Christoph Peters
Name: Jan-Christoph Peters